                                                                       Exhibit q


                                   SURRENDERS




                          [POLICY GENERAL DATA SCREEN]








STEP 1:  AA screen

OPTION:  "I" for inquiry
COMPANY:  "1"
POLICY:  enter policy number (Enter)

Review the OWNER and SIGNATURES, RESTRICTION CODE and BILLING MENTOD and MODE

*PRINT SCREEN
--------------------------------------------------------------------------------





                        [ONLINE CASH VALUE QUOTE SCREEN]








STEP2:  DE screen

(Enter)

Review the SURRENDER VALUE

*PRINT SCREEN
--------------------------------------------------------------------------------

                        [POLICY FINANCIAL DATA SCREEN 1]








STEP 3:  AB screen

(Enter)

Review ACCUMULATED PREMIUM and COST BASIS

If YES they match:  *PRINT SCREEN  and continue to next step

If NO they do not match:  *PRINT SCREEN and do the following...

In NETSCAPE pull up INVESTMENT LIFE data base (http://yosemite:2000/)

Select "BROWSERS" at top of  the page, select "REPORTS"

Login ( if no password - use the "Forget Your Password?" box to have it sent to your Lotus Notes)

Select "VIEW",  select "NONDAILY",  select "ALL", click on "REFRESH"

Select report LNWB173.PRN  and most recent full week the click "SUBMIT"

Use the CONTROL key and F key on your key board to bring up a search box

Type in policy no. and click "FIND NEXT"

If the policy no. is not found continue to search report LNWB174.PRN with same process

If found *PRINT SCREEN and create an email, paste the report and send to LHO VL TAX

Close out INVESTMENT LIFE

--------------------------------------------------------------------------------

                         [CLIENT PERSONAL DATA SCREEN]








STEP 4:  AK screen

Select "A"  (client search index)

Select "P"  (policy)

COMPANY: "1"

POLICY:  add policy number  (Enter)

Tab to gray and use F5 to view the customer address

*PRINT SCREEN
--------------------------------------------------------------------------------


STEP 5:  AH  screen

"I" to inquire

INFO: "B" for beneficiary info

Zero-out the EFFECTIVE DATE (Enter)

Review the beneficiary info for Irrevokable Beneficiarys

--------------------------------------------------------------------------------

STEP 6:  C screen (Enter)

SR (Enter)

"A" add

PERCENT WITHHELD:  enter percent

WRITE CHECK:  "Y" (Enter)

Select "C" check (Enter)

                       [CHECK REFUND INFORMATION SCREEN]








Select where check is to be mailed I/O/P/N

*PRINT SCREEN (Enter)



                              [TRANSACTION SCREEN]








Review confirmation

*PRINT SCREEN
--------------------------------------------------------------------------------

STEP 7:  AE screen

"I" inquiry (Enter)

Continue to use (Enter) until the EVENT TYPE: reads"BI" or the policy rolls to another policy. If the policy rolls the Billing has already been canceled and continue to the next step.

If EVENT TYPE: BI then select OPTION DESIRED: "I" to inquiry

OPTION DESIRED: "D" delete

(Enter)

Bottom of the screen will read  BILLING DATE WILL BE ZERO

(Enter)



                             [SCHEDULE FILE SCREEN]








*PRINT SCREEN
--------------------------------------------------------------------------------

METHOD:  01    MODE:  04    Quarterly Billing

METHOD:  02    MODE:  12    EFT    *SEE NEXT STEP

METHOD:  02    MODE:  02    Semi Annually

METHOD:  01    MODE:  01     Annually

--------------------------------------------------------------------------------

STEP 8:  ED screen

"I" to inquire

"C" to change (Enter)

Enter Changers.....

STATUS: "I"  inactive

EFF DATE OVERIDE:  "Y"

EFFECTIVE DATE:  add today's date  (Enter)

*PRINT SCREEN
--------------------------------------------------------------------------------

GUIDELINES FOR PARTIAL SURRENDERS (Next Gen Policies)


After the policy has been in force for one year, the policy owner may request a partial surrender.

When a policyholder takes a partial surrender, the policy's cash value is reduced by the amount of the Partial Surrender.



Partial Surrenders are permitted if they satisfy the following:


1.   The minimum Partial Surrender is $200.

2. In order to preserve the amount of coverage initially purchased, a partial surrender may not cause the total specified amount to be reduced below the specified amount indicated on the initial application.

3. During the first 10 policy years, the maximum amount of a partial surrender cannot exceed 10% of the cash surrender value as of the beginning of the policy year.

4. Beginning with the 11th policy year, the maximum amount of a partial surrender is the cash surrender value less the greater of $500 or three monthly deductions.

5. After the partial surrender the policy continues to qualify as Life Insurance. PARTIAL WITHDRAWALS (FLEX POLICIES)

                             PROCESSING INSTRUCTIONS


                          [POLICY GENERAL DATA SCREEN]








1:   View the AA screen-Make sure policy is active

     a) Make sure there are no assignments on the policy (check restrict code, should not be 300,310,080)

     b)   Check to make sure the policy owner signed the request.

     c)   Write down the issue date.



                        [POLICY FINANCIAL DATA SCREEN 1]








2:  AB SCREEN
    OPTION "I"
    ENTER: Verify the policy is in an active status




                         [CLIENT PERSONAL DATA SCREEN]








3.       AK screen

Select "A"-Enter
Select "P"-Enter
Company "1"-
Enter policy number

A) Make sure the address on the form matches the AK screen
B) Verify Social Security Number.

                        [ONLINE CASH VALUE QUOTE SCREEN]








4: DE SCREEN
   A) Enter the last policy anniversary date in the effective date field, but use the day before
   B) E.G. this policy was issued 01/10/01, therefore the effective date would be 01/09/02
   C)   Partial Withdrawal amount cannot exceed 10% of this amount.

5: Go back to the main menu screen
   A)   Input the letter "C" then hit Enter
   B)   Input "WD" then hit Enter
   C)   Option Desired enter "A" for add
   D)   Gross Amount = Amount of Partial Withdrawal
   E)   Pct Withheld, check request to see if they want taxes to be taken out
   F)   Tab down to Reason Code and enter "PPWD"
   G) Write Check "Y if sending a check, Write Check "N" if not sending a check
   H)   Hit Enter

                            [PAYMENT OPTIONS SCREEN]








Payment Options:
A) Enter the correct Letter. "C" if a check is being sent, "A" for ACH, "W" for Wires
B) Enter



                       [CHECK REFUND INFORMATION SCREEN]








Check Refund Information

A) Enter corresponding letter "I" if owner and insured are the same, "O" if owner and Insured are different, "N" if the check is being sent to a different address or made payable to someone other than the owner.
B) Make sure all information is correct, hit Enter

                              [TRANSACTION SCREEN]








Transaction Screen: This screen shows you what you have processed. Also, make sure it states add complete in the bottom left corner.